Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 25, 2013, included in United States Diesel-Heating Oil Fund, LP Form 10-K, relating to the statements of financial condition of United States Diesel-Heating Oil Fund, LP, as of December 31, 2012 and 2011 and to the reference to our Firm as “Experts” in the Prospectus.

/s/ Spicer Jeffries LLP
SPICER JEFFRIES LLP
Greenwood Village, Colorado
April 10, 2013